Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of September 21, 2021 (this “Amendment”), is entered into by and between Cerberus Telecom Acquisition Corp. (“Acquiror”), a Cayman Islands exempted company, and Maple Holdings Inc. (the “Company”), a Delaware corporation. Acquiror and the Company are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties, King Pubco, Inc. (“Pubco”), a Delaware corporation and wholly owned subsidiary of Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”), King Corp Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Sponsor, and King LLC Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Pubco, have entered into an Agreement and Plan of Merger dated as of March 12, 2021, as amended on July 27, 2021 (such prior amendment, the “First Amendment”) (as further amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Agreement”);

WHEREAS, in order to increase the liquidity of Pubco post-Closing and in consideration of the Electing Holders (as defined below) agreeing to irrevocably waive a portion of the Closing Cash Consideration equal to the Elected Rollover Amount (as further described below) that such Electing Holders would have otherwise been entitled to receive pursuant to Section 3.02(a) of the Merger Agreement (prior to giving effect to the terms of this Amendment) in respect of the Series A-1 Preferred Stock and/or Series B Preferred Stock (as applicable) held by such Electing Holders, the Parties desire to amend the Agreement to amend and restate or otherwise modify certain terms and provisions set forth in the Agreement to increase the amount of the Closing Share Consideration thereunder and decrease the amount of Closing Cash Consideration thereunder (the “Transactions”), which increase and decrease shall be allocable solely to the Electing Holders;

WHEREAS, in connection with effectuating the Transactions, certain Pre-Closing Holders (each, an “Electing Holder”) have irrevocably agreed by entry into certain Election Notices dated on or about the date hereof (each, an “Election Notice”) to receive, in lieu of receiving $40,000,000 of Closing Cash Consideration (in the aggregate) that such Electing Holders would have otherwise been entitled to receive pursuant to Section 3.02(a) of the Agreement (prior to giving effect to the terms of this Amendment) in respect of the Series A-1 Preferred Stock and/or Series B Preferred Stock (as applicable) held by such Electing Holders, 4,600,000 additional shares of Pubco Common Stock (in the aggregate), with 4,000,000 of such shares of Pubco Common Stock to be issued directly by Pubco at $10.00 per share (the “$10.00 Issuance”) and 600,000 of such shares of Pubco Common Stock to be issued directly by Pubco in respect of the Sponsor Contributed Shares (as defined below) (the “CTAC Transfer”);

WHEREAS, immediately prior to the Pubco Merger Effective Time, 600,000 Acquiror Class B Shares (the “Sponsor Contributed Shares”) are to be contributed by Sponsor to Acquiror and subsequently cancelled, retired and extinguished and which shall cease to exist, without any conversion thereof or consideration or payment therefor, as of the Pubco Merger Effective Time and as described in this Amendment;

WHEREAS, each of (a) the portion of the Closing Cash Consideration that each Electing Holder has elected to waive (prior to giving effect to the terms of this Amendment) by entry into an Election Notice as set forth on such Electing Holder’s Election Notice under “Elected Rollover Amount” and (b) the number of shares of Pubco Common Stock that each Electing Holder will be entitled to receive in consideration of the waiver set forth in his, her or its Election Notice is set forth on such Electing Holder’s Election Notice;

WHEREAS, the Agreement, as modified by this Amendment, is hereby adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g), with respect to the “reorganization” within the meaning of Section 368(a) of the Code that is constituted by the First Merger and the Second Merger; and

WHEREAS, pursuant to Section 12.10 of the Agreement, the Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of Acquiror and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated as an integral part hereof), the mutual agreements of the Parties and the Electing Holders, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

2. Amendment of Definition of Closing Share Consideration. The definition of “Closing Share Consideration” contained in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

‘“Closing Share Consideration” means the number of shares (rounded to the nearest whole share) of Pubco Common Stock determined by dividing (a) an equity value of $392,000,000, by (b) $10.00.”’

3. Amendment of Definition of Closing Cash Consideration. The definition of “Closing Cash Consideration” contained in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

‘“Closing Cash Consideration” means the aggregate amount of cash payable in respect of (i) the Company A and B Preferred Stock in accordance with the Company’s Governing Documents, less $40,000,000, (ii) the Option Cash Consideration pursuant to Section 3.06, and (iii) the First LTIP Payment, in each case, as set forth on the Company Closing Statement.”’

4. Sponsor Contribution Prior to Pubco Merger. Section 2.03(e) of the Agreement is hereby amended and restated in its entirety as follows:

“Cancellation of Acquiror Shares Owned by Acquiror. If there are any shares of Acquiror that are owned by Acquiror or any Subsidiary of Acquiror, or that are held as treasury shares, in each case as of the Pubco Merger Effective Time, such shares shall automatically be canceled, retired and extinguished and shall cease to exist, without any conversion thereof or consideration or payment therefor. Immediately prior to the Pubco Merger Effective Time (and, for the avoidance of doubt, prior to giving effect to the transactions contemplated by Section 2.03(b)), Sponsor shall contribute 600,000 Acquiror Class B Shares to Acquiror, which shares, as of the Pubco Merger Effective Time, shall be cancelled, retired and extinguished and shall cease to exist, without any conversion thereof or consideration or payment therefor.”

5. Amendment to Section 3.02(a)(iii). Section 3.02(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

“Each share of Company A and B Preferred Stock issued and outstanding immediately prior to the First Effective Time (other than, for the avoidance of doubt, any Excluded Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive the applicable portion of the Closing Cash Consideration and Closing Share Consideration set forth on the Allocation Schedule, without interest and otherwise in accordance with and subject to the terms and conditions of this Agreement. For the avoidance of doubt, it is specifically contemplated that certain shares of Company A and B Preferred Stock owned by an Electing Holder shall be exchanged solely for a portion of the Closing Cash Consideration and certain shares of Company A and B Preferred Stock owned by an Electing Holder shall be exchanged solely for a portion of the Closing Share Consideration, in each case as and to the extent specified on the applicable Election Notice.”

6. Amendment to Section 3.02(d). Section 3.02(d) of the Agreement is hereby amended and restated in its entirety as follows:

“The Company acknowledges and agrees that (i) the Total Pre-Closing Holder Consideration is being allocated among the Pre-Closing Holders, the holders of Company Options and the recipients of the First LTIP Payment pursuant to the Allocation Schedule to be delivered to Acquiror in connection with the Company Closing Statement pursuant to Section 4.02(b) and such allocation (x) in respect of (A) the Company Stock and Company Warrants will be made in accordance with the Governing Documents of the Company (and, in the case of the payment of the Closing Share Consideration to be paid in respect of the Series C Convertible Preferred Stock, the Company Common Stock, and the Company Warrants, in accordance with such Governing Documents, after giving effect to the cancellation of the Company A and B Preferred Stock in exchange for the right of the holders thereof to receive the payment of the applicable portion of the Closing Cash Consideration and the Closing Share Consideration set forth on the Allocation Schedule (as such Allocation Schedule has been adjusted to account for the portion of the Closing Cash Consideration and the Closing Share Consideration to be received by the Electing Holders pursuant to their respective Election Notices), as though the Closing Share Consideration (after deducting any portion of the Closing Share Consideration allocable to the Electing Holders) less the Option Share Consideration were distributed in a liquidation of the Company) and applicable Law, (B) the Company Options will be made in accordance with the Option Cancellation Agreements, and (C) the First LTIP Payment will be made in accordance with the Allocation Schedule, and (y) will set forth (A) the number and class of Equity Securities owned by each Pre-Closing Holder, and (B) the portion of the Closing Cash Consideration and/or the Closing Share Consideration, as applicable, allocated and payable to each Pre-Closing Holder, holder of Company Options and recipients of the First LTIP Payment, (ii) subject to the immediately following sentence, notwithstanding anything in this Agreement to the contrary, in no event shall the consideration payable by Acquiror under this Agreement in connection with the Transactions in respect of all outstanding shares of Company Stock, Company Warrants, Company Options and the First LTIP Payment exceed (A) an amount in cash equal to the Closing Cash Consideration and (B) a number of shares of Pubco Common Stock equal to the Closing Share Consideration (which, for the avoidance of doubt, includes the Option Share Consideration) (the “Maximum Consideration”) and (iii) to the extent the Allocation Schedule provided by the Company provides for aggregate consideration in excess of the Maximum Consideration, the Parties shall work together in good faith to correct such errors prior to the Closing. In no event shall the immediately preceding sentence in any way be construed to limit or otherwise modify the Second LTIP Payment or the grant of the Future Vesting Awards (as defined in the Company Disclosure Letter). Notwithstanding anything in this Agreement to the contrary, upon delivery, payment and issuance of the Total Pre-Closing Holder Consideration in accordance with Section 3.03(a) and Section 3.03(b) and completion of the transactions contemplated with respect to Company Options in Section 3.06, Acquiror and its respective Affiliates shall be deemed to have irrevocably satisfied all obligations outstanding as of the Closing Date with respect to the payment of the Total Pre-Closing Holder Consideration, and none of them shall have (i) any further obligations to any Pre-Closing Holder, holder of Company Options or recipients of the First LTIP Payment with respect to the payment of any consideration under this Agreement (including with respect to the Total Pre-Closing Holder Consideration), or (ii) any liability with respect to the allocation of the consideration under this Agreement, and the Company hereby irrevocably discharges, waives and releases Acquiror and its Affiliates (including, on and after the Closing, the Surviving Entity and its Affiliates) from all claims arising from or related to the allocation of the Total Pre-Closing Holder Consideration among each Pre-Closing Holder, holder of a Company Option and recipients of the First LTIP Payment, in each case, as set forth in the Allocation Schedule.”

7. Company Closing Statement and Allocation Schedule. Notwithstanding anything to the contrary set forth in the Agreement or otherwise (except as set forth in Section 6 of this Amendment), each reference to Company Closing Statement and/or Allocation Schedule, as and when used as of and/or following the date of this Amendment, shall, where applicable, be deemed to be modified by each of the elections set forth in each of the Election Notices. Each of the Parties hereby acknowledges and agrees that notwithstanding anything to the contrary set forth in the Agreement or otherwise, the Company Closing Statement and Allocation Schedule, as deemed modified by this Section 7, shall be deemed to comply in all respects with the requirements set forth in the Agreement.

8. Maximum Consideration. Notwithstanding Sections 3.02(d) and 4.02(c) of the Agreement to the contrary, the Maximum Consideration may exceed the aggregate amount of the Total Pre-Closing Holder Consideration set forth in the Summary Allocation Schedule to the extent necessary to give effect to the terms of this Amendment and the First Amendment (including by increasing the preferred values set forth in the Summary Allocation Schedule in order to give effect to a Termination Date of October 12, 2021).

9. Governing Document. Acquiror understands that the Company anticipates amending its certificate of incorporation as currently in effect as of the date hereof in connection with the transactions contemplated hereby, and hereby provides its consent, as required pursuant to Section 7.01(a) of the Merger Agreement, for the Company to amend such Governing Document.

10. Acknowledgement. Each of the Parties hereby acknowledges and agrees that (a) each holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock and/or Series B Preferred Stock as of immediately prior to the First Effective Time that is not a party to an Election Notice was given the opportunity to receive shares of Pubco Common Stock pursuant to the $10 Issuance and the CTAC Transfer in lieu of receiving a portion of the Closing Cash Consideration that such holder is entitled to receive (prior to giving effect to this Amendment) pursuant to Section 3.02(a) of the Agreement in respect of the Series A Preferred Stock, Series A-1 Preferred Stock and/or Series B Preferred Stock (as applicable) held by such holder, and each such holder (other than the Electing Holders, to the extent set forth in their respective Election Notices) declined such option and instead elected to receive such Closing Cash Consideration, and (b) each share of Series A Preferred Stock and Series A-1 Preferred Stock, on the one hand, and each share of Series B Preferred Stock, on the other hand, was offered the same rights and benefits as, and ranked pari passu to, the other shares of Series A Preferred Stock and Series A-1 Preferred Stock (in the case of shares of Series A Preferred Stock and Series A-1 Preferred Stock), and the other shares of Series B Preferred Stock (in the case of shares of Series B Preferred Stock), including as set forth in the applicable preferred stock subscription agreements entered into by such holders, the Company and the other parties thereto (as amended), in connection with the opportunity to receive Pubco Common Stock pursuant to the $10.00 Issuance and the CTAC Transfer.

11. Effective Date of this Amendment. This Amendment shall be effective when signed by the Parties and approved by the requisite stockholders of the Company and, to the extent required by Delaware law, the requisite stockholders of King Corp Merger Sub, Inc.

12. No Further Changes. This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified and/or amended herein shall remain in full force and effect and shall not be altered by any provisions herein contained.

13. References. On and after the effective date of this Amendment, each reference in the Agreement to “the Agreement,” “this Agreement,” “hereunder” and “hereof” or words of like import shall refer to the Agreement as amended by this Amendment; provided that references to “the date of this Agreement,” “the date hereof,” and other similar references in the Agreement shall continue to refer to the date of the Agreement and not to the date of this Amendment.

14. Counterparts. This Amendment, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (i) may be executed in any number of counterparts (including by means of facsimile transmission or e-mail in .pdf format), each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement and (ii) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

MAPLE HOLDINGS INC.

By:	/s/ Romil Bahl
Name:	Romil Bahl
Title:	Chief Executive Officer

ACQUIROR:

CERBERUS TELECOM ACQUISITION CORP.

By:	/s/ Michael Palmer
Name:	Michael Palmer
Title:	Authorized Signatory

[Signature Page to Second Amendment to Agreement and Plan of Merger]